UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2009

RHI Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34102 (Commission File Number)	36-4614616 (IRS Employer Identification No.)
1325 Avenue of Americas, 21st Floor, New York, NY, 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 977-9001
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 12, 2009, the Board of Directors (the “Board”) of RHI Entertainment, Inc. (the “Company”) elected Mr. Jeffrey C. Bloomberg as a Director of the Company. Mr. Bloomberg is a Principal, Managing Director and Office of the Chairman at Gordon Brothers Group L.L.C., a global advisory, restructuring and investment firm specializing in the retail, consumer products, industrial and real estate sectors. Mr. Bloomberg has been elected to serve on the Board for a term ending on the date of the 2012 annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Bloomberg has been appointed to serve on the Company’s Audit Committee. The Board has also affirmatively determined that Mr. Bloomberg qualifies as an “independent director” under the applicable listing standards of the NASDAQ Stock Market (“NASDAQ”).
     As a Director, Mr. Bloomberg will receive fees consistent with the other non-management directors of the Company as disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2009, pro-rated based upon the effective date of his election.
     In connection with Mr. Bloomberg’s appointment to the Board, the Board approved the award of 6,936 restricted stock units and the grant of an option to purchase 6,936 shares of the Company’s common stock to Mr. Bloomberg, effective June 12, 2009. The restricted stock units and stock options were awarded pursuant to the: (i) Company’s Amended & Restated 2008 Incentive Award Plan (the “Award Plan”), filed with the Securities & Exchange Commission on May 12, 2009, as Exhibit 10.1 to the Company’s Current Report on Form 8-K; (ii) the Company’s Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement, the form of which is attached hereto as Exhibit 10.1, and the Company’s Stock Option Grant Notice and Stock Option Agreement, the form of which is attached hereto as Exhibit 10.2.
     In addition, on June 12, 2009, Mr. Frank J. Loverro tendered his resignation as a member of the Board. Mr. Loverro’s resignation was not caused by any disagreement with the Company on any matter related to the Company’s operations, policies or practices. With the resignation of Mr. Loverro, and the subsequent election of Mr. Bloomberg, the Board is now comprised of a majority of independent directors and, thus, has satisfied the applicable listing standards of the NASDAQ.

Item 9.01.	Exhibits.
A copy of the Company’s press release announcing the election of Mr. Bloomberg to the Board is attached as Exhibit 99.1 and is incorporated herein by reference

Exhibit No.	Document Description
10.1	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement (Director)

10.2	Form of Stock Option Grant Notice and Stock Option Agreement (Director)

99.1	Press Release dated June 18, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHI Entertainment, Inc.
Date: June 18, 2009	By:	/S/ Henry S. Hoberman
Henry S. Hoberman
Executive Vice President, General Counsel & Secretary